UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2022

Baudax Bio, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-39101	47-4639500
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

490 Lapp Road, Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 395-2470

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.01	BXRX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On August 1, 2022, Baudax Bio, Inc. (the “Company”) entered into that certain Amendment No. 1 and Waiver to Credit Agreement (the “Amendment”) by and among the Company, Baudax Bio N.A. LLC (“Baudax LLC”), Baudax Bio Limited, Wilmington Trust, National Association, solely in its capacity as administrative and collateral agent (the “Agent”) and the lenders party thereto (the “Lenders”). The Amendment amends that certain Credit Agreement, dated as of May 29, 2020, by and among the Company, the Agent, and the Lenders (as amended, the “Credit Agreement”).

Pursuant to the terms of the Amendment, the Agent and Lenders waived any default under the Credit Agreement (including the imposition of a default interest rate with respect to the default) resulting from the Company’s failure to comply with the minimum cash covenant (the “Minimum Liquidity Covenant”), which requires the Company to maintain at least $5 million in a liquidity account. In addition, the Amendment, among other items, (i) provides that 30% of any cash proceeds received by the Company from certain potential strategic licensing transactions shall be used to prepay amounts outstanding under the Credit Agreement; and (ii) decreases the amount of cash the Company is required to maintain pursuant to the Minimum Liquidity Covenant to $3.0 million for a period beginning on August 1, 2022, and ending on August 31, 2022, at which point the amount required pursuant to the Minimum Liquidity Covenant shall increase to $5.0 million.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of the Current Report on Form 8-K is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Document

10.1*	Amendment No. 1 and Waiver to Credit Agreement, dated August 1, 2022, by and Baudax Bio, Inc., Baudax Bio N.A. LLC, Baudax Bio Limited, Wilmington Trust, National Association, and the Lenders party thereto

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain identified information in the exhibit has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baudax Bio, Inc.

By:	/s/ Gerri A. Henwood
Name:	Gerri A. Henwood
Title:	President and Chief Executive Officer

Date: August 3, 2022